Exhibit 1.01

Enphase Energy, Inc.
Conflict Minerals Report
For the Year January 1, 2019 through December 31, 2019

1.	Introduction

This report for the year January 1, 2019 through December 31, 2019 (the Reporting Period) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined as tin, tantalum, tungsten, and gold (3TG or Conflict Minerals) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether they fund armed conflict.

If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the Covered Countries), or from recycled and scrap sources, it must submit a Form SD that describes the Reasonable Country of Origin Inquiry (the RCOI) completed.

If a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must perform due diligence on the Conflict Minerals’ source and chain of custody. The registrant must annually submit a Conflict Minerals Report (CMR) to the SEC that includes a description of those due diligence measures.

2.	Company Overview

This report has been prepared by management of Enphase Energy, Inc. (herein referred to as Enphase Energy, the Company, we, us, or our). The information includes the activities of all majority-owned subsidiaries.

Enphase Energy is a global energy technology company, delivering smart, easy-to-use solutions that connect solar generation, storage and communications management on one intelligent platform. We revolutionized solar with our microinverter technology and produce the world’s only truly integrated solar-plus-storage solution. As of December 31, 2019, we have shipped more than 27 million microinverters, and over 1.1 million Enphase residential and commercial systems have been deployed in more than 130 countries.

3.	Products Overview

Enphase Energy designs, develops, manufactures and sells home energy solutions that manage energy generation, energy storage, and control and communications on one intelligent platform. The Enphase Home Energy Solution with IQ™ brings a high technology, networked approach to solar generation plus energy storage, by leveraging our design expertise across power electronics, semiconductors and cloud-based software technologies. Our integrated approach to energy management helps to facilitate ease of installation and optimizing a home’s energy usage. Enphase’s Always-On connected system also provides advanced monitoring and remote maintenance capabilities. The Enphase Home Energy Solution with IQ uses a single technology platform for seamless management of the whole solution, enabling rapid commissioning with the Installer Toolkit™; consumption monitoring with our Enphase Combiner 3C™ that includes the Envoy™ Communications Gateway, Enphase Enlighten™, a cloud-based energy management platform, Enphase IQ Combiner 3C™, designed to provide an uninterrupted connectivity to Enphase Enlighten, and our Enphase AC Battery™.

Based upon Enphase Energy’s internal assessment, the Enphase microinverter products, certain related microinverter accessories, the Enphase Envoy, and the Enphase AC Battery contain Conflict Minerals that are necessary to the functionality or production of those products. Accordingly, for the purposes of this assessment, only Enphase Energy’s microinverter products, certain related accessories, the Enphase Envoy and the Enphase AC Battery (the Covered Products) were considered.

Enphase Energy, Inc. - 2019 Conflict Minerals Report | 1

4.	Reasonable Country of Origin Inquiry

Enphase Energy relies upon its suppliers to provide information on the origin of 3TG contained in components and materials supplied to it, including sources of 3TG that are supplied to them from sub-tier suppliers. Our suppliers are expected to provide the 3TG sourcing information to us per our Conflict Minerals Policy and Supplier Code of Conduct.

We performed a comprehensive analysis of our product components and the role that suppliers play throughout our manufacturing and product delivery processes. We defined the scope of our Conflict Minerals RCOI by identifying and reaching out to suppliers that provided components or engaged in manufacturing activities that are likely to contain 3TG during the Reporting Period. During the process of our review, we identified 190 suppliers who were within the scope of RCOI.

We, through our outside agent Flextronics International Ltd. who assisted us in our RCOI and due diligence efforts, conducted a survey of our active suppliers and sub-suppliers using the template developed jointly by the companies of Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the Conflict Free Sourcing Initiative (CFSI) Reporting Template (the Template). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the Template contains questions about the origin of Conflict Minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI’s website. The Template is widely adopted by many companies in their due diligence processes related to Conflict Minerals.

We continued to seek supply chain responses through April 28, 2020, and were able to determine the country of origin of most of the Conflict Minerals in our supply chain. We received valid Templates from 176 of the 190 suppliers surveyed. The responses were reviewed against criteria developed to determine which suppliers required further engagement.

Due to the breadth, complexity and constant evolution of Enphase Energy’s products and supply chain, it will take time for all remaining suppliers to verify the origin of all of the Conflict Minerals. In addition, the information provided by suppliers may be inaccurate, incomplete or subject to other irregularities. Moreover, because of the Company’s relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, its ability to verify the accuracy of information reported by suppliers is limited. By using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the CFSI’s Conflict-Free Smelter Program (CFSP), and continuing our outreach efforts, we hope to further develop transparency into our supply chain.

5.	Conflict Minerals Status Analysis and Conflict Status Conclusion

Enphase Energy has been unable to reasonably determine whether all of the 3TG used in our Covered Products either originated in the Covered Countries, came from recycled or scrap sources, or whether they were used directly or indirectly to finance or benefit armed groups in the Covered Countries.

6.	Due Diligence Process

6.1	Design of Due Diligence

Enphase Energy’s due diligence processes have been designed in conformity with, in all material respects, The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum and tungsten (OECD Guidance), consistent with our position as a downstream company. Our Conflict Minerals due diligence process includes: the development of a Conflict Minerals Policy, establishment of governance structures with cross-functional team members and senior executives, communication to, and engagement of, suppliers, due diligence compliance process and measurement on the supplier source and chain of custody, record-keeping and escalation procedures.

Enphase Energy, Inc. - 2019 Conflict Minerals Report | 2

a.	Management Systems - Conflict Minerals Policy

Enphase Energy’s Conflict Minerals Policy is as follows:

There has been increased awareness regarding the human rights violations in the mining of certain minerals from an area known as the “Conflict Region”: The Democratic Republic of the Congo (“DRC”) and the surrounding countries. Through the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), publicly traded companies have been chartered to practice reasonable due diligence with their supply chain to determine if tin, tantalum, tungsten and gold (“Conflict Minerals”) used in their products are being sourced from mines controlled by non-government or unlawful military groups within the Conflict Region. Enphase Energy is committed to taking all steps to comply with the legislation and is committed to sourcing components and materials from companies that share our values around human rights, ethics and environmental responsibility.

Tracing materials back to their mine of origin is a complex endeavor but an important aspect of responsible sourcing. Enphase Energy looks to industry guidelines to help establish its programs such as the Organization for Economic Co-operation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, the joint Electronic Industry Citizen Coalition and the Global e-Sustainability Initiative, which is taking action to address responsible sourcing through the development of the Conflict-Free Smelter program aiming to enable companies to source conflict-free minerals. Given the complexity of Enphase Energy’s and its suppliers’ respective supply chains, it will take time for many suppliers and sub-suppliers to verify the origin of conflict minerals. We intend to use our supply chain due diligence process to drive accountability within the supply chain to further our goal of conflict-free sourcing.

Enphase Energy continues to develop and implement a strategy to support the objectives to the U.S. regulations on the supply of Conflict Minerals, including:

•
Developing and implementing policies and processes toward preventing the use of Conflict Minerals or derivative metals necessary to the functionality or production of our product(s) that finance or benefit armed groups in the Conflict Region.

•	Not knowingly procuring specified minerals that originate from facilities in the Conflict Region that are not certified as conflict free.

•
Expecting our suppliers to: (i) provide Enphase with Conflict Mineral content and country of origin information on the products it supplies to Enphase; (ii) cooperate with Enphase (or an independent third party auditor) in any review of its supply chain and procurement process, Conflict Mineral audits, and due diligence on its suppliers as required for Enphase’s annual SEC disclosure in compliance with the Dodd-Frank Act; and (iii) collaborate with Enphase in developing a chain of custody for these Conflict Minerals in the supply chain and identifying and sourcing conflict-free sources for the minerals used in Enphase products.

•
Expecting suppliers whose products contain conflict minerals to establish policies, due diligence frameworks, and management systems consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict – Affected and High Risk-Areas that are designed to accomplish this goal, and requiring their suppliers to do the same.

Enphase Energy believes in establishing and maintaining long-term relationships with suppliers whenever possible. However, if we determine that any supplier is, or a reasonable risk exists that it may be, violating this Policy, then we will require the supplier to commit to devise and undertake suitable corrective action to move to a conflict free source. If suitable action is not taken, we will look for alternative sources for the product. Enphase’s efforts are not to ban procurement of minerals from the Conflict Region, but to assure procurement from responsible sources in the region. If we determine that any of the components of our products contain minerals from a mine or facility that is “non-conflict free,” we will work towards transitioning to products that are “conflict free.”

This policy is publicly available on our website at https://enphase.com/en-us/conflict-minerals-policy.

Enphase Energy, Inc. - 2019 Conflict Minerals Report | 3

b.	Internal Team

Enphase Energy has established a management system for complying with the applicable rules. Our management system is led by our Vice President of Supply Chain, in conjunction with our Vice President & General Counsel. They are supported by a team from relevant functions such as, purchasing, quality assurance, manufacturing and environmental health and safety. The Vice President of Supply Chain is responsible for implementing our Conflict Minerals compliance strategy.

c.	Supply Chain Controls

As we do not have a direct relationship with 3TG smelters and refiners, we utilize industry-wide initiatives such as the EICC-GeSI and CFSI to disclose upstream actors in the supply chain.

Controls include our Code of Conduct, which outlines expected behaviors for all Enphase employees and which outlines expected behaviors for all Enphase Energy suppliers.

d.	Supplier Engagement

Enphase Energy has engaged Flextronics International Ltd. to reach out to suppliers and sub-suppliers who have yet to participate in CFSP’s audit program or have been audited, but are not yet completely certified conflict free. We encourage these suppliers to participate in CFSP’s audit program and move towards a conflict free designation as soon as possible. We will endeavor to continually improve our supply chain due diligence by seeking from our material suppliers annual acknowledgments of our Supplier Code of Conduct and other corporate policies, and, to the extent practicable, incorporating Conflict Minerals language in supplier agreements, as they arise.

e.	Grievance Mechanism

Enphase Energy has established a Conflict Minerals Policy and a Supplier Code of Conduct in addition to multiple longstanding mechanisms whereby employees and suppliers can report violations of our policies.

f.	Records Maintenance

Enphase Energy has established our due diligence compliance process and set forth a documentation and record maintenance mechanism to ensure the retention of relevant documentation in a secured electronic database.

6.2	Identification and Assessment of Risk in the Supply Chain

Because of the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify sources upstream from our direct suppliers. Accordingly, we stay abreast of several industry-wide initiatives as described above. Some of the largest suppliers are also SEC registrants and subject to the Rule. We compare the CFSP validated smelter list against those smelters identified by our suppliers and, as described in our Conflict Minerals Policy, we intend to engage any of our suppliers that we have reason to believe are supplying us with 3TG from sources that may support conflict in the Covered Countries to request that they establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance.

6.3	Design and Implementation of a Strategy to Respond to Risks

As we move towards further developing our due diligence program, we intend to further enhance supplier communication, training and escalation processes to improve due diligence data accuracy and completion and continue to influence additional smelters to be designated as “conflict-free” through an independent third-party audit program such as the CFSP through our supply chain, where possible. To the extent we are able to determine in the future that we are sourcing from non-conflict free smelters, we plan to move toward using conflict free smelters within a reasonable time frame.

Enphase Energy, Inc. - 2019 Conflict Minerals Report | 4

6.4	Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Enphase Energy does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide 3TG to our supply chain. However, we do rely upon the industry initiatives (for example, the CFSI), as well as industry efforts to influence smelters and refiners to be certified through independent third-party audit programs, such as the CFSP.

7.	Due Diligence Results

7.1	Survey Response

Enphase Energy received 176 completed Templates from the 190 suppliers surveyed (a 92.63% completion rate). Of the 176 suppliers that provided complete responses to our survey, 37 indicated that they do not source Conflict Minerals at all, and 52 confirmed that the Conflict Minerals they sourced did not originate in the Covered Countries. Of the remaining 87 suppliers who indicated that Conflict Minerals originated from the Covered Countries, 38 of them reported that their Conflict Minerals were sourced solely from smelters and refiners that are certified conflict free. 49 suppliers reported that they are still in the process of completing due diligence or that the origin of the smelters and refiners is unknown or provided no information.

Supplier Response	2019	2018	2017	2016	2015	2014	2013
Supplier Template Completion Rate	92.63% (176 of 190)	90.51% (143 of 158)	98.46% (128 of 130)	93.75% (105 of 112)	94.05% (79 of 84)	92.86% (91 of 98)	70.63% (89 of 126)

Status of Suppliers	2019	2018	2017	2016	2015	2014
Conflict Minerals Not Originating in Covered Countries or Certified Conflict Free	50.56% (89 of 176)	83.22% (119 of 143)	73.08% (95 of 130)	75.89% (85 of 112)	72.62% (61 of 84)	70.41% (69 of 98)
Still Completing Due Diligence/Origins Unknown	25.57% (45 of 176)	16.78% (24 of 143)	15.38% (20 of 130)	17.86% (20 of 112)	21.43% (18 of 84)	22.45% (22 of 98)
Invalid or No Information Provided	2.27% (4 of 176)	4.43% (7 of 143)	10.77% (14 of 130)	6.25% (7 of 112)	5.95% (5 of 84)	7.14% (7 of 98)

Of the 49 suppliers who required due diligence, 1 provided a response on a product basis that was specifically applicable to components or types of components furnished to Enphase Energy. 139 of the suppliers that responded to our survey provided responses on a company-wide or user defined basis that was not specifically applicable to components or types of components furnished to the Company. That is, they were unable to represent to us that 3TG from the smelters or refiners they identified had actually been included in the components they supplied to us or our direct suppliers. Of the 104 suppliers who reported on a company-wide basis, 66 of those confirm that they are certified conflict free.

7.2	Efforts to Determine Country of Origin of Mine or 3TG

Tracing materials back to the mine of origin is a complex aspect of responsible sourcing in our supply chain. By adopting methodology outlined by the CFSI’s joint industry programs and outreach initiatives and requiring that our suppliers conform with standards that meets the OECD guidelines and report to us using the Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or location of origin of the 3TG in our supply chain and responses to such inquiries represents the most reasonable known mine of origin information available. Through this industry joint effort, we have made reasonable efforts to make a reasonable determination of the mines or locations of origin of the 3TG in our supply chain.

Enphase Energy, Inc. - 2019 Conflict Minerals Report | 5

7.3	Smelters or Refiners Identified

We were unable to ascertain the specific country of origin and/or chain of custody of all necessary Conflict Minerals processed by the facilities that contributed to our Covered Products because, for this Reporting Period, 14 suppliers (7.37% of total suppliers included in the RCOI scope) either did not complete the Template, provided invalid information, or indicated that they are still in the process of completing due diligence or that the origin of one or more of their smelters and refiners is unknown. From the data we were able to obtain from our suppliers, the countries of origin of the Conflict Minerals processed in facilities in our supply chain are believed to include: Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czechia, Estonia, France, Germany, India, Japan, Kazakhstan, the Republic of Korea, Kyrgyzstan, Lithuania, Macedonia, Malaysia, Mexico, the Netherlands, New Zealand, Peru, Philippines, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, the United Arab Emirates, the United States of America, Uzbekistan, Vietnam, Zambia, and Zimbabwe.

In total, 409 smelters and refiners were identified as potentially in our supply chain. Of those 409 smelter and refiners, 194 are currently certified conflict free, 16 are on the CFSP “Active List” and are currently in the process of becoming compliant, 9 are in communication with CFSP, 2 are identified as noncompliant, and 128 did not provide any response. 40 of the smelters and refiners require outreach and are not currently certified conflict free or their status is unknown, and 20 are currently participating in the audit process, are in communication regarding the audit process, or have agreed to participate in the audit process. Enphase Energy found no reasonable basis for concluding that any of these smelters or refiners sourced Conflict Minerals that finance or benefit armed groups. Set forth in Annex 1 is the list of all known smelters and refiners identified as potentially being in our supply chain.

Status of All Identified Smelters and Refiners	2019	2018	2017	2016	2015	2014
Certified Conflict Free	47.32% (194 of 409)	50.54% (233 of 461)	83.97% (461 of 549)	76.40% (246 of 322)	74.29% (208 of 280)	54.47% (134 of 246)
Currently Participating, In Communication, or Agreed to Participate in Audit Process	4.88% (20 of 409)	6.07% (28 of 461)	3.28% (18 of 549)	7.45% (24 of 322)	16.43% (46 of 280)	23.17% (57 of 246)
Outreach Required	9.76% (40 of 409)	8.89% (41 of 461)	12.75% (70 of 549)	16.15% (52 of 322)	9.29% (26 of 280)	22.35% (55 0f 246)

Cautionary Note on Forward-Looking Statements

Forward-looking statements in this CMR are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this CMR that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

Enphase Energy, Inc. - 2019 Conflict Minerals Report | 6

Annex 1

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Gold	Compliant	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	Compliant	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Tantalum	Compliant	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Compliant	Plansee SE Reutte	AUSTRIA	CID002556
Tungsten	Compliant	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Gold	Active	Tony Goetz NV	BELGIUM	CID002587
Gold	Compliant	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Tin	Compliant	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Compliant	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Compliant	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Gold	Compliant	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Compliant	Umicore Brasil Ltda.	BRAZIL	CID001977
Tantalum	Compliant	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Compliant	Mineração Taboca S.A.	BRAZIL	CID001175
Tin	Compliant	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	Outreach Required	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Compliant	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Compliant	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Compliant	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Compliant	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Alleged	Super Ligas	BRAZIL	CID002756
Tin	Compliant	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tungsten	Outreach Required	ACL Metais Eireli	BRAZIL	CID002833
Gold	Compliant	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Compliant	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Compliant	Royal Canadian Mint	CANADA	CID001534
Gold	Alleged	Baiyin Nonferrous Metals Corporation (BNMC)	CHINA	CID000120
Gold	Outreach Required	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Outreach Required	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Outreach Required	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Alleged	GuangDdong JinDing high-tech materials company	CHINA	CID000599
Gold	Alleged	GUANGDONG HUA JIAN TRADE DO.,LTD	CHINA	CID000605
Gold	Outreach Required	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Alleged	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHINA	CID000611
Gold	Alleged	Guangdong macro jin precious metal smelting	CHINA	CID000612

Enphase Energy, Inc. - 2019 Conflict Minerals Report – Annex | 1

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Gold	Outreach Required	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Alleged	Hang Seng Technology	CHINA	CID000670
Gold	Outreach Required	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Alleged	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	CID002519
Gold	Compliant	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Alleged	HeTai Gold Mineral GuangDong Ltd. Co.	CHINA	CID000718
Gold	Alleged	Hop Hing electroplating factory Zhejiang	CHINA	CID002739
Gold	Alleged	Hung Cheong Metal Manufacturing Limited	CHINA	CID002904
Gold	Compliant	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Compliant	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Alleged	Jin Jinyin refining company limited	CHINA	CID000884
Gold	Alleged	Jinlong Copper Co., Ltd.	CHINA	CID000909
Gold	Outreach Required	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Outreach Required	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Outreach Required	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Compliant	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Active	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Outreach Required	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Alleged	Realized the enterprise co. ltd.	CHINA	CID001515
Gold	Alleged	Shan Dong Huangjin	CHINA	CID001604
Gold	Alleged	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA	CID001605
Gold	Alleged	Shandon Jin Jinyin Refining Limited	CHINA	CID001607
Gold	Alleged	Shandong Hengbang Smelter Co.,ltd	CHINA	CID001612
Gold	Alleged	Shandong penglai gold smelter	CHINA	CID001616
Gold	Outreach Required	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Alleged	Shandong Yanggu Xiangguang Co. Ltd.	CHINA	CID002614
Gold	Compliant	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Alleged	Shangdong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Alleged	ShangHai YueQiang Metal Products Co. LTD	CHINA	CID001641
Gold	Alleged	Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA	CID001692
Gold	Alleged	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Compliant	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Alleged	Sino-Platinum Metals Co.,Ltd	CHINA	CID001745
Gold	Alleged	Stender Electronic Materials Co., Ltd.	CHINA	CID001786
Gold	Alleged	Super Dragon Technology Co., Ltd	CHINA	CID001810
Gold	Alleged	SuZhou ShenChuang recycling Ltd.	CHINA	CID002743

Enphase Energy, Inc. - 2019 Conflict Minerals Report – Annex | 2

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Gold	Alleged	Taicang City Nancang Metal Material Co.,Ltd	CHINA	CID001844
Gold	Compliant	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Alleged	Tong Ling Jin Dian electrical technology CO. LTD.	CHINA	CID001942
Gold	Outreach Required	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Alleged	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA	CID002009
Gold	Alleged	WANG TING	CHINA	CID002023
Gold	Alleged	Wuzhong Group	CHINA	CID002063
Gold	Alleged	Xiamen JInbo Metal Co., Ltd.	CHINA	CID002076
Gold	Outreach Required	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Alleged	Zhaojun Maifu	CHINA	CID002201
Gold	Alleged	Zhaoyuan Li Fu Industrial	CHINA	CID002202
Gold	Alleged	ZHAOYUAN LIFUSHIYE Co., Ltd	CHINA	CID002203
Gold	Alleged	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA	CID002205
Gold	Alleged	Zhongkuang Gold Industry Co.,LTD	CHINA	CID002214
Gold	Alleged	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA	CID002219
Gold	Alleged	ZHONGSHAN POISON MATERIAL PROPRIETARY CO., LTD	CHINA	CID002221
Gold	Compliant	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Alleged	Zhuhai toxic materials Monopoly Ltd.	CHINA	CID002231
Gold	Compliant	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Tantalum	Alleged	ANHUI HERRMAN IMPEX CO.	CHINA	CID000059
Tantalum	Compliant	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Compliant	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Compliant	Duoluoshan	CHINA	CID000410
Tantalum	Compliant	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Compliant	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Compliant	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Compliant	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Alleged	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000768
Tantalum	Compliant	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Compliant	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Compliant	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Compliant	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Compliant	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	Compliant	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	Alleged	Nantong Tongjie Electrical Co., Ltd.	CHINA	CID002386
Tantalum	Alleged	Ningxia Non-Ferrous Metal Smeltery	CHINA	CID002905
Tantalum	Compliant	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277

Enphase Energy, Inc. - 2019 Conflict Minerals Report – Annex | 3

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Tantalum	Alleged	Shanghai Jiangxi Metals Co., Ltd.	CHINA	CID001634
Tantalum	Compliant	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Compliant	Yanling Jincheng Tantalum Co., Ltd.	CHINA	CID001522
Tantalum	Compliant	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Compliant	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tin	Compliant	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Compliant	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Outreach Required	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Alleged	DONGGUAN CITY XIDA SOLDERING TIN PRODUCTS CO	CHINA	CID000376
Tin	Active	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Active	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Active	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Compliant	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Alleged	Gejiu Yunxi Group Corp.	CHINA	CID000553
Tin	Compliant	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	In Communication	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Alleged	Guangxi Nonferrous Metals Group	CHINA	CID000626
Tin	Alleged	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA	CID000628
Tin	Compliant	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	Alleged	HeChi Metallurgical Chemical factory	CHINA	CID000687
Tin	Alleged	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA	CID002635
Tin	Compliant	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Outreach Required	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Alleged	Hunan Xianghualing tin	CHINA	CID000775
Tin	Alleged	Jiang Jia Wang Technology Co.	CHINA	CID000840
Tin	Compliant	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Alleged	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002819
Tin	Alleged	JU TAI INDUSTRIAL CO.,LTD.	CHINA	CID000934
Tin	Alleged	LIAN JING	CHINA	CID002281
Tin	Not Applicable	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Alleged	Ming Li Jia smelt Metal Factory	CHINA	CID001177
Tin	Active	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	Alleged	NANTONG CHUN-YUAN ELECTRONICS CO.	CHINA	CID002469
Tin	Alleged	Old City Metals Processing Co., Ltd.	CHINA	CID001332
Tin	Alleged	Shantou xi kuang	CHINA	CID001653
Tin	Alleged	Shenzhen Anchen Solder Tin Product Co. Ltd	CHINA	CID001675
Tin	Alleged	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA	CID001694

Enphase Energy, Inc. - 2019 Conflict Minerals Report – Annex | 4

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
TIN	Alleged	SHENZHEN RED CLOUD CROWN TIN LIMITED	CHINA	CID001704
Tin	Alleged	Sichuan Guanghan Jiangnan casting smelters	CHINA	CID001731
Tin	Alleged	SIGMA TIN ALLOY CO., LTD	CHINA	CID002408
Tin	Alleged	Solder Court Ltd.	CHINA	CID002436
Tin	Alleged	SPTE	CHINA	CID001780
Tin	Alleged	SUZHOU NUONENGDA CHEMICAL CO.,LTD	CHINA	CID001822
Tin	Alleged	Taiwan Qing Gao Qi Ye You Xian Gong Si	CHINA	CID002417
Tin	Alleged	Three green surface technology limited company	CHINA	CID001920
Tin	Alleged	Tianshui ling bo technology co., Ltd	CHINA	CID001929
Tin	Alleged	TIN PLATING GEJIU	CHINA	CID001932
Tin	Alleged	TONG LONG	CHINA	CID001943
Tin	Alleged	TOP-TEAM TECHNOLOGY (SHENZHEN) LIMITED	CHINA	CID001954
Tin	Alleged	Wang Yu Manufacturing Co. Ltd.	CHINA	CID002024
Tin	Alleged	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA	CID002054
Tin	Alleged	WUJIANG CITY LUXE TIN FACTORY	CHINA	CID002057
Tin	Alleged	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA	CID002428
Tin	Alleged	Xianghualing Tin Industry Co., Ltd.	CHINA	CID002946
Tin	Alleged	Xianghualing Tin Minerals	CHINA	CID002088
Tin	Alleged	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA	CID002090
Tin	Alleged	XURI	CHINA	CID002099
Tin	Alleged	Yao Zhang	CHINA	CID002110
Tin	Alleged	YH(Yunnan)	CHINA	CID002115
Tin	Alleged	Yifeng Tin	CHINA	CID002121
Tin	Alleged	Yiquan Manufacturing	CHINA	CID002123
Tin	Alleged	Yuecheng Tin com.,LTD	CHINA	CID002147
Tin	Active	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Alleged	Yunnan Chengo Electric Smelting Plant	CHINA	CID002162
Tin	Alleged	Yunnan Copper Zinc Industry Co., Ltd.	CHINA	CID002164
Tin	Alleged	Yunnan Industrial Co., Ltd.	CHINA	CID002173
Tin	Compliant	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Alleged	Zhongfahao Wujin Zhipin Youxian Gongsi	CHINA	CID002434
Tin	Alleged	Zhuhai Quanjia	CHINA	CID002230
Tungsten	Compliant	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Compliant	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Not Applicable	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Outreach Required	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Compliant	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Not Applicable	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Alleged	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA	CID002645

Enphase Energy, Inc. - 2019 Conflict Minerals Report – Annex | 5

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Tungsten	Compliant	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Compliant	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Not Applicable	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Compliant	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Non Compliant	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Compliant	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Compliant	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Compliant	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Alleged	JIANGSU HETIAN SCI-TECH MATERIAL CO.,LTD	CHINA	CID000844
Tungsten	Compliant	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Outreach Required	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Compliant	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Outreach Required	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Compliant	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Compliant	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Compliant	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Alleged	Luoyang Mudu Tungsten & Molybdenum Technology Co. Ltd	CHINA	CID001091
Tungsten	Compliant	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Compliant	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Alleged	Toshiba Material Co., Ltd	CHINA	CID002423
Tungsten	Compliant	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Compliant	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Compliant	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Compliant	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Alleged	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA	CID002195
Gold	In Communication	SAFINA A.S.	CZECH REPUBLIC	CID002290
Tantalum	Compliant	NPM Silmet AS	ESTONIA	CID001200
Gold	In Communication	SAAMP	FRANCE	CID002761
Tungsten	Alleged	ERAMET	FRANCE	CID002915
Gold	Compliant	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Compliant	Aurubis AG	GERMANY	CID000113
Gold	Compliant	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Outreach Required	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Compliant	DODUCO GmbH	GERMANY	CID000362
Gold	Compliant	Heimerle + Meule GmbH	GERMANY	CID000694

Enphase Energy, Inc. - 2019 Conflict Minerals Report – Annex | 6

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Gold	Compliant	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Compliant	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Compliant	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Tantalum	Compliant	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	Compliant	H.C. Starck Tantalum and Niobium GmbH Goslar	GERMANY	CID002545
Tungsten	Compliant	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	Compliant	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Gold	Active	Bangalore Refinery	INDIA	CID002863
Gold	Outreach Required	Gujarat Gold Centre	INDIA	CID002852
Gold	Compliant	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Outreach Required	Sai Refinery	INDIA	CID002853
Tantalum	Compliant	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Gold	Compliant	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Tin	Compliant	CV Ayi Jaya	INDONESIA	CID002570
Tin	Compliant	CV Dua Sekawan	INDONESIA	CID002592
Tin	Compliant	CV Gita Pesona	INDONESIA	CID000306
Tin	Compliant	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	Compliant	CV Tiga Sekawan	INDONESIA	CID002593
Tin	Compliant	CV United Smelting	INDONESIA	CID000315
Tin	Compliant	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Alleged	Ney Metals and Alloys	INDONESIA	CID001246
Tin	Compliant	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	Compliant	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	Compliant	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	Compliant	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	Compliant	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	Compliant	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	Compliant	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	Not Applicable	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	Compliant	PT Bukit Timah	INDONESIA	CID001428
Tin	Compliant	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	Compliant	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	Compliant	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	Not Applicable	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	Compliant	PT Inti Stania Prima	INDONESIA	CID002530
Tin	In Communication	PT Justindo	INDONESIA	CID000307
Tin	Compliant	PT Karimun Mining	INDONESIA	CID001448
Tin	Compliant	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	Compliant	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	Compliant	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	Compliant	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	Alleged	PT NATARI	INDONESIA	CID001456
Tin	Active	PT O.M. Indonesia	INDONESIA	CID002757
Tin	Compliant	PT Panca Mega Persada	INDONESIA	CID001457
Tin	Not Applicable	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	Compliant	PT Prima Timah Utama	INDONESIA	CID001458
Tin	Compliant	PT Refined Bangka Tin	INDONESIA	CID001460

Enphase Energy, Inc. - 2019 Conflict Minerals Report – Annex | 7

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Tin	Compliant	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	Compliant	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	Compliant	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	Compliant	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	Compliant	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	Compliant	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	Compliant	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	Not Applicable	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	Compliant	PT Tommy Utama	INDONESIA	CID001493
Tin	Outreach Required	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Alleged	Taiwan Huanliang	INDONESIA	CID001852
Gold	Compliant	Chimet S.p.A.	ITALY	CID000233
Gold	Not Applicable	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	Alleged	Safimet Spa. (Gold refiners)	ITALY	CID002973
Gold	Compliant	T.C.A S.p.A	ITALY	CID002580
Gold	Compliant	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Compliant	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Compliant	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	In Communication	Chugai Mining	JAPAN	CID000264
Gold	Compliant	Dowa	JAPAN	CID000401
Gold	Compliant	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Compliant	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Compliant	Japan Mint	JAPAN	CID000823
Gold	Compliant	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Compliant	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Alleged	Kosak Seiren	JAPAN	CID000991
Gold	Compliant	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Compliant	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Compliant	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Alleged	Nihon Superior Co., Ltd.	JAPAN	CID001252
Gold	Alleged	Nohon Material Corporation	JAPAN	CID002285
Gold	Compliant	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Alleged	Senyin	JAPAN	CID002742
Gold	Alleged	Shi Fu Metal Industrial	JAPAN	CID002447
Gold	Compliant	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Compliant	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Compliant	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Compliant	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Alleged	Yamato Denki Ind. Co., Ltd.	JAPAN	CID002102
Gold	Compliant	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Tantalum	Compliant	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Compliant	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	Compliant	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Compliant	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tin	Alleged	Chofu Works	JAPAN	CID002786
Tin	Alleged	Fuji Metal Mining Corp.	JAPAN	CID000498
Tin	Alleged	HARADA METAL INDUSTRY CO. LTD	JAPAN	CID000678
Tin	Alleged	Highjent Technology	JAPAN	CID002363

Enphase Energy, Inc. - 2019 Conflict Minerals Report – Annex | 8

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Tin	Alleged	Hulterworth Smelter	JAPAN	CID002365
Tin	Alleged	Materials Eco-Refining CO.LTD	JAPAN	CID001112
Tin	Alleged	Settu Chemical Industry	JAPAN	CID001597
Tungsten	Compliant	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Alleged	DAIDO STEEL	JAPAN	CID002349
Tungsten	Compliant	Japan New Metals Co., Ltd.	JAPAN	CID000825
Gold	In Communication	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Compliant	Kazzinc	KAZAKHSTAN	CID000957
Gold	In Communication	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Tantalum	Compliant	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Gold	Active	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328
Gold	Compliant	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359
Gold	In Communication	HwaSeong CJ CO., LTD.	KOREA (REPUBLIC OF)	CID000778
Gold	Compliant	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	CID002605
Gold	Compliant	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078
Gold	Compliant	Samduck Precious Metals	KOREA (REPUBLIC OF)	CID001555
Gold	In Communication	Samwon Metals Corp.	KOREA (REPUBLIC OF)	CID001562
Gold	Compliant	Torecom	KOREA (REPUBLIC OF)	CID001955
Tungsten	Compliant	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843
Gold	Compliant	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Outreach Required	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Tantalum	Compliant	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)	CID002847
Gold	Active	Modeltech Sdn Bhd	MALAYSIA	CID002857
Tin	Compliant	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Alleged	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136
Tin	Alleged	Stretti	MALAYSIA	CID001788
Gold	Outreach Required	Caridad	MEXICO	CID000180
Gold	Compliant	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Tantalum	Compliant	KEMET Blue Metals	MEXICO	CID002539
Gold	In Communication	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Compliant	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	Outreach Required	Morris and Watson	NEW ZEALAND	CID002282
Tin	Compliant	Minsur	PERU	CID001182
Tin	Alleged	Misue Tin Smelter and Refinery	PERU	CID002385
Gold	Compliant	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Tin	Compliant	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tungsten	Compliant	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Gold	Active	KGHM Polska Miedz Spólka Akcyjna	POLAND	CID002511
Tin	Compliant	Fenix Metals	POLAND	CID000468
Gold	Compliant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	Compliant	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	Outreach Required	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	Compliant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204

Enphase Energy, Inc. - 2019 Conflict Minerals Report – Annex | 9

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Gold	Compliant	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	Compliant	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Compliant	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	Alleged	Shyolkovsky	RUSSIAN FEDERATION	CID001730
Gold	Compliant	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Tantalum	Compliant	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tungsten	Compliant	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Compliant	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Not Applicable	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	Compliant	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tin	Non Compliant	Phoenix Metal Ltd.	RWANDA	CID002507
Gold	Outreach Required	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Compliant	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Tin	Alleged	M/s ECO Tropical Resources	SINGAPORE	CID002382
Gold	Compliant	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Compliant	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Compliant	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Tin	Compliant	Elmet S.L.U.	SPAIN	CID002774
Gold	Outreach Required	Sudan Gold Refinery	SUDAN	CID002567
Gold	Compliant	Boliden AB	SWEDEN	CID000157
Gold	Compliant	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Active	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Compliant	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Compliant	PAMP S.A.	SWITZERLAND	CID001352
Gold	Compliant	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Compliant	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Alleged	Chin-Leep Enterprise Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002903
Gold	Compliant	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Compliant	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Alleged	Suntain Co.Ltd	TAIWAN, PROVINCE OF CHINA	CID001808
Gold	Alleged	Tsai Brother industries	TAIWAN, PROVINCE OF CHINA	CID002745
Gold	Alleged	WAM Technologies Taiwan Co.,Ltd.	TAIWAN, PROVINCE OF CHINA	CID002020
Tin	Alleged	Jau Janq Enterprise Co. Ltd.	TAIWAN, PROVINCE OF CHINA	CID000822
Tin	Alleged	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001172
Tin	Alleged	Pan Light Corporation	TAIWAN, PROVINCE OF CHINA	CID001356
Tin	Compliant	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Alleged	Taiwan high-tech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001851
Tin	Alleged	Taiwan qinggao qiye you xian gong si	TAIWAN, PROVINCE OF CHINA	CID001854
Tin	Alleged	Taiwan's lofty Enterprises Ltd.	TAIWAN, PROVINCE OF CHINA	CID001859
Tin	Alleged	WELLEY	TAIWAN, PROVINCE OF CHINA	CID002027
Tungsten	Alleged	Chunbao Carbide Science & Technology Co.,Ltd	TAIWAN, PROVINCE OF CHINA	CID002346
Gold	Compliant	Umicore Precious Metals Thailand	THAILAND	CID002314
Tantalum	Compliant	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tin	Compliant	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

Enphase Energy, Inc. - 2019 Conflict Minerals Report – Annex | 10

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Tin	Alleged	Thailand Mine Factory	THAILAND	CID001897
Tin	Compliant	Thaisarco	THAILAND	CID001898
Tin	Alleged	Untracore Co., Ltd.	THAILAND	CID001998
Gold	Outreach Required	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Compliant	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Compliant	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Active	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Compliant	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Outreach Required	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Alleged	ENGELHARD LONDON	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002691
Gold	Compliant	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Compliant	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Outreach Required	AURA-II	UNITED STATES OF AMERICA	CID002851
Gold	Outreach Required	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Active	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Compliant	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Compliant	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Compliant	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Alleged	Nyrstar Metals	UNITED STATES OF AMERICA	CID001313
Gold	Alleged	Precious Metals Sales Corp.	UNITED STATES OF AMERICA	CID002581
Gold	Compliant	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Alleged	Rio Tinto Group	UNITED STATES OF AMERICA	CID002914
Gold	Outreach Required	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Outreach Required	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	Compliant	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Tantalum	Alleged	Advanced Metallurgical Group N.V. (AMG)	UNITED STATES OF AMERICA	CID002620
Tantalum	Compliant	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Not Applicable	E.S.R. Electronics	UNITED STATES OF AMERICA	CID002590
Tantalum	Compliant	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	Compliant	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Compliant	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Compliant	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tantalum	Compliant	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	Compliant	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Compliant	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Compliant	Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571
Tin	Compliant	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Alleged	Arco Alloys	UNITED STATES OF AMERICA	CID002809
Tin	Compliant	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Alleged	Shapiro	UNITED STATES OF AMERICA	CID001659
Tin	Alleged	Spectro Alloys Corp	UNITED STATES OF AMERICA	CID002411
Tin	Alleged	TAP	UNITED STATES OF AMERICA	CID001882
Tungsten	Compliant	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Compliant	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Compliant	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Compliant	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589

Enphase Energy, Inc. - 2019 Conflict Minerals Report – Annex | 11

Metal	Comments	Smelter Name	Smelter Country	Smelter Identification
Gold	Compliant	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	Active	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Tin	Outreach Required	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	Active	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Active	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Outreach Required	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Outreach Required	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	Compliant	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tungsten	Compliant	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Compliant	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Compliant	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Compliant	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Gold	Outreach Required	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Outreach Required	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515

Enphase Energy, Inc. - 2019 Conflict Minerals Report – Annex | 12